EXHIBIT 99.1

NEWS	Contact: Clay Williams
(713) 346-7606
FOR IMMEDIATE RELEASE
NATIONAL OILWELL VARCO ANNOUNCES
SECOND QUARTER 2011 EARNINGS
HOUSTON, TX, July 26, 2011 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its second quarter ended June 30, 2011 it earned net income of $481 million, or $1.13 per fully diluted share. Earnings per share increased 18 percent compared to both the second quarter of 2010 and the first quarter of 2011. Excluding transaction charges of $4 million pre-tax, second quarter 2011 net income was $484 million, or $1.14 per fully diluted share.
The Company’s revenues for the second quarter of 2011 were $3.51 billion, which improved 12 percent from the first quarter of 2011 and 19 percent from the second quarter of 2010. Operating profit for the second quarter of 2011 was $712 million or 20.3 percent of sales, compared to 20.2 percent in the second quarter of 2010 and 20.0 percent in the first quarter of 2011, excluding transaction charges and Libya asset write downs from all periods. Year-over-year second quarter operating profit increased 20 percent, excluding transaction charges. Sequentially, second quarter operating profit increased 13 percent, resulting in operating profit flow-through (change in operating profit divided by the change in revenue) of 23 percent, excluding transaction and restructuring charges.
During the second quarter of 2011 the Company’s Rig Technology segment booked $2.96 billion in new orders. Backlog for capital equipment orders for the Company’s Rig Technology segment was $7.74 billion at June 30, 2011, up 26 percent from the end of the first quarter.
Pete Miller, Chairman, President and CEO of National Oilwell Varco, remarked, “Our Company achieved strong earnings this quarter, thanks to the hard work of our dedicated employees, who provide great service, quality products, and remarkable technology to the oil and gas industry worldwide, every day. All three segments posted higher sequential and year-over-year revenues, and we were pleased by the record level of bookings into our capital equipment backlog, which increased again this quarter for both land and offshore rigs. The Company continues to expand organically and pursue promising acquisition opportunities, supported by its substantial financial resources and strong technology portfolio.”
Rig Technology
Second quarter revenues for the Rig Technology segment were $1.89 billion, an increase of 18 percent from the first quarter of 2011 and an increase of 13 percent from the second quarter of 2010. Operating profit for this segment was $517 million, or 27.3 percent of sales. Revenue out of backlog for the segment increased 24 percent sequentially and increased 11 percent year-over-year, to $1.39 billion for the second quarter of 2011.

Petroleum Services & Supplies
Revenues for the second quarter of 2011 for the Petroleum Services & Supplies segment were $1.36 billion, up seven percent compared to first quarter 2011 results and up 32 percent from the second quarter of 2010. Operating profit was $249 million, or 18.3 percent of revenue, an increase of one percent from the first quarter of 2011 and an increase of 80 percent from the second quarter of 2010. Higher sequential sales in the U.S. and modest growth in international markets were partly offset by lower second quarter seasonal declines in Canada.
Distribution Services
The Distribution Services segment generated second quarter revenues of $423 million, which were up three percent from the first quarter of 2011 and up 16 percent from the second quarter of 2010. Second quarter operating profit was $26 million or 6.1 percent of sales, down seven percent from the first quarter of 2011 and up 100 percent from the second quarter of 2010. Margins were adversely affected by seasonal declines in Canada during the second quarter.
The Company has scheduled a conference call for July 26, 2011, at 8:00 a.m. Central Time to discuss second quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-446-1671 within North America or 1-847-413-3362 outside of North America five to ten minutes prior to the scheduled start time, and ask for the “National Oilwell Varco Earnings Conference Call.”
National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.
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NATIONAL OILWELL VARCO, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,440	$3,333
Receivables, net	2,849	2,425
Inventories, net	3,756	3,388
Costs in excess of billings	499	815
Deferred income taxes	301	316
Prepaid and other current assets	381	258

Total current assets	11,226	10,535

Property, plant and equipment, net	1,921	1,840
Deferred income taxes	179	341
Goodwill	5,949	5,790
Intangibles, net	4,063	4,103
Investment in unconsolidated affiliate	361	386
Other assets	57	55

	$23,756	$23,050

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$745	$628
Accrued liabilities	2,179	2,105
Billings in excess of costs	778	511
Current portion of long-term debt and short-term borrowings	2	373
Accrued income taxes	178	468
Deferred income taxes	368	451

Total current liabilities	4,250	4,536

Long-term debt	511	514
Deferred income taxes	1,815	1,885
Other liabilities	275	253

Total liabilities	6,851	7,188

Commitments and contingencies

Stockholders’ equity:
Common stock — par value $.01; 423,228,599 and 421,141,751 shares issued and outstanding at June 30, 2011 and December 31, 2010	4	4
Additional paid-in capital	8,466	8,353
Accumulated other comprehensive income	225	91
Retained earnings	8,095	7,300

Total National Oilwell Varco stockholders’ equity	16,790	15,748
Noncontrolling interests	115	114

Total stockholders’ equity	16,905	15,862

	$23,756	$23,050

NATIONAL OILWELL VARCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
Revenue:
Rig technology	$1,894	$1,672	$1,608	$3,502	$3,558
Petroleum services and supplies	1,359	1,033	1,265	2,624	1,956
Distribution services	423	365	410	833	699
Eliminations	(163)	(129)	(137)	(300)	(240)

Total revenue	3,513	2,941	3,146	6,659	5,973

Gross profit	1,087	932	994	2,081	1,905

Gross profit %	30.9%	31.7%	31.6%	31.3%	31.9%

Selling, general, and administrative	375	338	366	741	663

Other costs	4	4	19	23	42

Operating profit	708	590	609	1,317	1,200

Interest and financial costs	(9)	(13)	(14)	(23)	(26)
Interest income	4	3	4	8	5
Equity income in unconsolidated affiliate	10	8	13	23	14
Other income (expense), net	(7)	(3)	(19)	(26)	8

Income before income taxes	706	585	593	1,299	1,201

Provision for income taxes	226	186	189	415	383

Net income	480	399	404	884	818

Net loss attributable to noncontrolling interests	(1)	(2)	(3)	(4)	(5)

Net income attributable to Company	$481	$401	$407	$888	$823

Net income attributable to Company per share:

Basic	$1.14	$0.96	$0.97	$2.11	$1.97

Diluted	$1.13	$0.96	$0.96	$2.10	$1.96

Weighted average shares outstanding:

Basic	422	417	420	421	417

Diluted	425	419	423	424	419

NATIONAL OILWELL VARCO, INC.
OPERATING PROFIT — AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)
(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
Revenue:
Rig technology	$1,894	$1,672	$1,608	$3,502	$3,558
Petroleum services and supplies	1,359	1,033	1,265	2,624	1,956
Distribution services	423	365	410	833	699
Eliminations	(163)	(129)	(137)	(300)	(240)

Total revenue	$3,513	$2,941	$3,146	$6,659	$5,973

Operating profit:
Rig technology	$517	$509	$422	$939	$1,090
Petroleum services and supplies	249	138	246	495	251
Distribution services	26	13	28	54	24
Unallocated expenses and eliminations	(80)	(66)	(68)	(148)	(123)

Total operating profit (before other costs)	$712	$594	$628	$1,340	$1,242

Operating profit %:
Rig technology	27.3%	30.4%	26.2%	26.8%	30.6%
Petroleum services and supplies	18.3%	13.4%	19.4%	18.9%	12.8%
Distribution services	6.1%	3.6%	6.8%	6.5%	3.4%
Other unallocated	—	—	—	—	—

Total operating profit % (before other costs)	20.3%	20.2%	20.0%	20.1%	20.8%

NATIONAL OILWELL VARCO, INC.
AS ADJUSTED EBITDA RECONCILIATION EXCLUDING OTHER COSTS
(Unaudited)
(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
Reconciliation of EBITDA excluding other costs (Note 1):
GAAP net income attributable to Company	$481	$401	$407	$888	$823
Provision for income taxes	226	186	189	415	383
Interest expense	9	13	14	23	26
Depreciation and amortization	138	124	135	273	251

EBITDA	854	724	745	1,599	1,483

Other costs:
Transaction costs	4	4	2	6	4
Libya asset write-down	—	—	17	17	—
Devaluation costs	—	—	—	—	38

EBITDA excluding other costs (Note 1)	$858	$728	$764	$1,622	$1,525

Note 1: EBITDA excluding other costs means earnings before interest, taxes, depreciation, amortization, and other costs, and is a non-GAAP financial measurement. Management uses EBITDA excluding other costs because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Clay Williams, (713) 346-7606
Clay.Williams@nov.com